CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (date of earliest event reported): March 29, 2017 (March 28, 2017)

GEX MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Texas	333-213470	56-2428818
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12001 N. Central Expy., Suite 825 Dallas, Texas 75243
(Address of principal executive offices (zip code)

(877) 210-4396
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Our Registration Statement on Form S-1/A filed with the U.S. Securities and Exchange Commission became effective on November 14, 2016. Under the S-1/A, we offered for sale a minimum of 200,000 shares at $1.50 per share or $300,000, and a maximum of 1,000,000 shares at $1.50 or $1,500,000. On March 28, 2017, we closed the offering after selling 429,074 shares for a total of $643,611.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GEX MANAGEMENT, INC.

By:   /s/  Clayton Carter

Clayton Carter
Chief Financial Officer

Dated:  March 29, 2017

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